Consent of Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 35 to the Registration Statement (Form N-1A) (No. 2-57791) of DMC Tax-Free Income Trust - Pennsylvania of our report dated April 6, 1995, included in the 1995 Annual Report to Shareholders of DMC Tax-Free Income Trust - Pennsylvania.


                                        Ernst & Young LLP

Philadelphia, Pennsylvania
November 20, 1995